                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-KA


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 12, 1998



                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)





             Colorado                      0-21821               93-0962072
--------------------------------          -----------         ------------------
   State or Other Jurisdiction            Commission            IRS Employer
of Incorporation or Organization          File Number         Identification No.



               410 17th Street, Suite 400, Denver, Colorado 80202
               ---------------------------------------------------
               Address of Principal Executive Offices and Zip Code



        Registrant's telephone number, including area code (888) 313-8051
                                                           --------------

Item 7.           Financial Statements and Exhibits

(a)   Financial Statements of the Business Acquired.

      CAPITOL METALS CO., INC.                                                                           Page
                                                                                                         ----
      Report of Independent Public Accountants                                                             3

      Report of Independent Public Accountants                                                             4

      Balance Sheets at December 31, 1997 and December 31, 1996                                            5

      Statements of Operations and Accumulated Deficit for the
         Years Ended December 31, 1997 and December 31, 1996                                               7

      Statements of Cash Flows for the Years Ended December 31, 1997
         and December 31, 1996                                                                             8

      Notes to Financial Statements                                                                        9


(b)   Pro Forma Financial Information.

      CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.

      Description of Acquisition Transaction                                                               15

      Unaudited Pro Forma Combined Balance Sheet at December 31, 1997                                      16

      Unaudited Pro Forma Combined Statement of Operations for the
         Year Ended December 31, 1997                                                                      18

      Notes to Unaudited Pro Forma Combined Financial Statements
         for the Year Ended December 31, 1997                                                              19

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To Capitol Metals Co., Inc.:

We have audited the accompanying balance sheet of Capitol Metals Co., Inc. (the "Company") as of December 31, 1996, and the related statements of operations and accumulated deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capitol Metals Co., Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As described in Note 1 of the financial statements, the Company filed for protection under Chapter 11 of the Bankruptcy Code on October 7, 1997. On November 26, 1997, the Bankruptcy Court entered an order establishing the procedures for the sale of substantially all of the assets of the Company (see note 12). It is not presently determinable whether the amounts realizable from the disposition of the remaining assets or the amounts that creditors agree to accept in settlement of the obligations due them will differ materially from the amounts shown in the accompanying financial statements. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                      /s/ Gumbiner, Savett, Finkel, Fingleson & Rose, Inc.


May 7, 1997, except for Notes 1 and 12
  as to which the date is January 12, 1998

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Capitol Metals Co., Inc.:

We have audited the accompanying balance sheet of Capitol Metals Co., Inc. (the "Company") as of December 31, 1997, and the related statements of operations and accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capitol Metals Co., Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As described in Note 1 of the financial statements, the Company filed for protection under Chapter 11 of the Bankruptcy Code on October 7, 1997. On November 26, 1997, the Bankruptcy Court entered an order establishing the procedures for the sale of substantially all of the assets of the Company (see note 12). It is not presently determinable whether the amounts realizable from the disposition of the remaining assets or the amounts that creditors agree to accept in settlement of the obligations due them will differ materially from the amounts shown in the accompanying financial statements. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                              /s/ Arthur Andersen LLP


Los Angeles, California
March 24, 1998

                            CAPITOL METALS CO., INC.
                                 BALANCE SHEETS
                           December 31, 1997 and 1996


ASSETS
                                                         1997           1996
                                                         ----           ----
Current Assets
     Cash                                          $    25,720     $    15,533
     Accounts receivable, less allowance
       for doubtful accounts of $145,000 and
       $100,000 in 1997 and 1996, respectively       1,489,625       3,141,946
     Inventories                                     2,372,916       6,681,605
     Prepaids and other current assets                 126,462         370,458
                                                   -----------     -----------

         Total current assets                        4,014,723      10,209,542
                                                   -----------     -----------

Property and Equipment, at cost
     net of accumulated depreciation                 1,005,090         968,474
                                                   -----------     -----------

Other Assets
     Deposits                                           51,681         129,440
     Intangibles                                            --         335,813
                                                   -----------     -----------

         Total other assets                             51,681         465,253
                                                   -----------     -----------

         Total Assets                              $ 5,071,494     $11,643,269
                                                   ===========     ===========









        The accompanying notes are an integral part of these statements.

                            CAPITOL METALS CO., INC.
                                 BALANCE SHEETS
                           December 31, 1997 and 1996


LIABILITIES AND STOCKHOLDER'S DEFICIT
                                                              1997              1996
                                                              ----              ----
Current Liabilities
     Short-term borrowings                                $  4,649,789      $  8,749,352
     Current portion of long-term debt                          18,453            26,403
     Accounts payable                                        5,713,157         5,423,776
     Accrued expenses                                          294,292           357,304
     Due to stockholder                                         60,000                --
     Due to affiliates                                         336,502            54,055
     Loan payable                                              600,000           250,000
                                                          ------------      ------------

         Total current liabilities                          11,672,193        14,860,890
                                                          ------------      ------------

Long-term Debt                                                  10,000            28,453
                                                          ------------      ------------

Subordinated Debt to Stockholder                             2,714,952         2,714,952
                                                          ------------      ------------

Commitments and Contingencies (Note 9)

Stockholder's Deficit
     Common stock, no par value:
         Authorized, 100,000 shares
         Outstanding, 10,000 shares                            500,000           500,000
     Paid in capital                                           692,966           692,966
     Liabilities assumed in excess of assets acquired
         in related party acquisition                       (3,079,930)       (3,079,930)
     Accumulated deficit                                    (7,438,687)       (4,074,062)
                                                          ------------      ------------

         Total stockholder's deficit                        (9,325,651)       (5,961,026)
                                                          ------------      ------------

         Total Liabilities and Stockholder's Deficit      $  5,071,494      $ 11,643,269
                                                          ============      ============





        The accompanying notes are an integral part of these statements.

                            CAPITOL METALS CO., INC.
                 STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
                  For the Years Ended December 31, 1997 and 1996


                                                1997              1996
                                                ----              ----
Net Sales                                  $ 20,485,843      $ 28,650,588

Cost of Sales                                18,800,676        25,027,828
                                           ------------      ------------

       Gross Profit                           1,685,167         3,622,760
                                           ------------      ------------


Operating Expenses
     General and administrative               1,001,067           963,443
     Salaries                                   949,709         1,153,040
     Rent                                       747,453           671,589
     Insurance                                  398,776           310,349
     Professional fees                          499,528           340,640
     Loan fees                                  316,704            65,286
                                           ------------      ------------
       Total operating expenses               3,913,237         3,504,347
                                           ------------      ------------

       (Loss) Income from Operations         (2,228,070)          118,413

Interest Expense                              1,136,555         1,551,903
                                           ------------      ------------

       Net Loss                              (3,364,625)       (1,433,490)

Accumulated Deficit, beginning of year       (4,074,062)       (2,640,572)
                                           ------------      ------------

Accumulated Deficit, end of year           $ (7,438,687)     $ (4,074,062)
                                           ============      ============

Basic Loss Per Share                       $    (336.46)     $    (143.35)
                                           ============      ============

Common Shares Outstanding                        10,000            10,000
                                           ============      ============




        The accompanying notes are an integral part of these statements.

                            CAPITOL METALS CO., INC.
                            STATEMENTS OF CASH FLOWS
                 For the Years Ended December 31, 1997 and 1996

                                                               1997             1996
                                                               ----             ----
Cash Flows from Operating Activities:
     Net loss                                               $(3,364,625)     $(1,433,490)
     Adjustments to reconcile net loss to net cash
       provided by operating activities:
         Depreciation and amortization                          149,286          185,327
         Write-off of intangibles                               267,421               --
         Provision for doubtful accounts                         45,000               --
         Changes in assets and liabilities:
           Accounts receivable                                1,607,321           70,440
           Inventories                                        4,308,689        2,898,551
           Prepaids and other assets                            323,861         (187,833)
           Accounts payable and accrued expenses                226,369          (33,190)
           Due to affiliates                                    282,447           25,332
           Due to stockholder                                    60,000               --
                                                            -----------      -----------
              Net cash provided by operating activities       3,905,769        1,525,137
                                                            -----------      -----------

Cash Flows from Investing Activities:
     Purchases of property and equipment                        (84,616)        (237,475)
                                                            -----------      -----------
       Net cash used in investing activities                    (84,616)        (237,475)
                                                            -----------      -----------

Cash Flows From Financial Activities:
     Proceeds from loan payable                                 600,000          250,000
     Payments of short-term borrowings and loan payable      (4,349,563)      (1,395,082)
     Proceeds from long-term debt                                    --          166,667
     Payments of long-term debt                                 (26,403)        (309,044)
     Payments of loan fees                                      (35,000)          (5,917)
                                                            -----------      -----------
       Net cash used in financing activities                 (3,810,966)      (1,293,376)
                                                            -----------      -----------

Net increase (decrease) in cash                                  10,187           (5,714)

Cash, beginning of year                                          15,533           21,247
                                                            -----------      -----------

Cash, end of year                                           $    25,720      $    15,533
                                                            ===========      ===========

Supplemental Disclosure of Cash Flow Information:
     Cash paid during the year for:
       Interest                                             $ 1,040,234      $ 1,418,269
       Income taxes                                         $       800      $       800




        The accompanying notes are an integral part of these statements.

                            CAPITOL METALS CO., INC.
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1997


NOTE 1:  BUSINESS AND OPERATIONS

         Capitol Metals Co., Inc., a California corporation (the "Company"), is a supplier and processor of flat rolled steel for use in the manufacture of consumer goods. Its customers are steel suppliers and manufacturers throughout the United States.

         The Company incurred losses for the years ended December 31, 1997 and 1996, has a stockholder's deficit of $9,325,651 and a negative working capital of $7,657,470 as of December 31, 1997.

         The Company filed for protection under Chapter 11 of the Bankruptcy Code on October 7, 1997. On November 26, 1997, the Bankruptcy Court entered an order establishing the procedures for the sale of substantially all of the Company's assets pursuant to the Asset Purchase Agreement dated December 1, 1997 between the Company and Angeles Acquisition Corp. ("Angeles"), a wholly owned subsidiary of Consolidated Capital of North America, Inc. ("Consolidated"). The sale was consummated on January 12, 1998 (see note 12). The plan for the disposition of the remaining assets and settlement of liabilities is to be filed by July 22, 1998 with the Bankruptcy Court. A hearing on the proposed plan is expected to occur prior to the end of 1998. It is not presently determinable whether the amounts realizable from the disposition of the remaining assets or the amounts that creditors agree to accept in settlement of the obligations due them will differ materially from the amounts shown in the accompanying financial statements. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.


NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         a.       Inventories:

         Inventories are stated at the lower of cost (specific identification) or market and consist primarily of raw materials.

         b.       Property and equipment:

         Depreciation is computed principally on the straight-line method based on the estimated useful lives of the assets, generally as follows:

          Furniture, fixtures and office equipment                    5-7 years
          Machinery and equipment                                     5-15 years
          Transportation equipment                                    5 years
          Leasehold improvements                                      20 years

                            CAPITOL METALS CO., INC.
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1997

         c.       Intangibles:

         Intangible assets consist of reorganization costs and loan fees which are being amortized over five-year and seven-year periods, respectively. During 1997, it was determined that there was no continuing value to these intangible assets and the remaining costs of $267,421 were written off.

         d.       Income taxes:

         The Company and its sole stockholder have made the election for the Company to be taxed as an S Corporation. Therefore, corporate income is taxed directly as income to the stockholder. Accordingly, federal and state income taxes are liabilities of the stockholder and not of the Company, except that California levies a 1.5% corporate tax on electing S corporations.

         e.       Use of estimates:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         f.       Revenue recognition:

         The Company recognizes revenue upon shipment.

         g.       Reclassifications:

         Certain amounts in the 1996 financial statements have been reclassified to conform with the 1997 presentation.

                            CAPITOL METALS CO., INC.
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1997


NOTE 3:  PROPERTY AND EQUIPMENT

         As of December 31, 1997 and 1996, property and equipment consisted of the following:

                                                 1997             1996
                                                 ----             ----
Furniture, fixtures and office equipment     $   229,625      $   229,625
Machinery and equipment                        1,692,167        1,616,313
Transportation equipment                          48,052           48,052
Leasehold improvements                           240,192          231,432
                                             -----------      -----------
                                               2,210,036        2,125,422
       Less accumulated depreciation
           and amortization                   (1,204,946)      (1,156,948)
                                             -----------      -----------
                                             $ 1,005,090      $   968,474
                                             ===========      ===========

NOTE 4:  INTANGIBLES

         As of December 31, 1997 and 1996, intangibles consisted of the following:

                                           1997         1996
                                           ----         ----
Reorganization costs                     $     --     $165,658
Loan fees                                      --      463,489
                                         --------     --------
                                               --      629,147
       Less accumulated amortization           --      293,334
                                         --------     --------
                                         $     --     $335,813
                                         ========     ========

NOTE 5:  SHORT-TERM BORROWINGS

         The Company had a credit facility with a financial institution, which expired on October 31, 1997. This debt was repaid on January 12, 1998 in connection with the establishment of a new financing facility for Angeles. The new facility consists of a $1,500,000 term loan, payable $25,000 per month, and a revolving line of credit not to exceed $10 million, less certain reserves as defined in the new agreement. The maximum borrowings permitted under the new revolving line of credit facility are determined as a percentage of eligible accounts receivable and eligible inventories, as defined in the agreement. Interest is payable monthly at the bank's prime rate plus 0.75% per annum (9.25% at December 31, 1997). All advances under the new facility are collateralized by all of the assets of Angeles and are also guaranteed by Consolidated and its other subsidiaries.

                            CAPITOL METALS CO., INC.
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1997


         The new financing facility contains various covenants including a minimum adjusted net worth, as defined in the agreement. Angeles is in compliance with the new covenants.


NOTE 6:  LONG-TERM DEBT

         As of December 31, 1997 and 1996, long-term debt consisted of the following:

                                                                        1997        1996
                                                                        ----        ----
Note, collateralized by transportation equipment, payable $866 per month through December, 1997, including interest at 8.8% per
annum                                                                  $    --     $ 9,833

Contract, collateralized by computer equipment,
payable $1,719 per month through June, 1999,
including interest at 10.8% per annum                                   28,453      45,023
                                                                       -------     -------
                                                                       $28,453     $54,856
                                                                       =======     =======

                 Current portion                                       $18,453     $26,403
                                                                       =======     =======
                 Noncurrent portion                                    $10,000     $28,453
                                                                       =======     =======

         Maturities of long-term debt during 1998 and 1999 are $18,453 and $10,000, respectively.


NOTE 7:  LOAN PAYABLE

         In May 1997, the Company entered into a $600,000 loan agreement with an unrelated third party, the terms of which were revised subsequent to year end. The new loan (i) bears interest at 10% per annum, (ii) is collateralized by substantially all of Angeles' assets (subordinated to the primary lender) (see note 5), and (iii) is due in 1998.


NOTE 8:  SUBORDINATED DEBT

         As of December 31, 1997 and 1996, subordinated debt (subject to subordination agreements entered into with the primary lender, which prohibit principal reductions without the consent of the primary lender) (see note 5), consisted of the following:

                            CAPITOL METALS CO., INC.
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1997


                                                                  1997           1996
                                                                  ----           ----
         Note payable to sole stockholder, uncollateralized,
         interest payable monthly at prime plus 2% per annum
         (10.5% at December 31, 1997) or $30,000 per month,
         whichever is greater, and due on demand               $2,714,952     $2,714,952
                                                               ==========     ==========

         The Company paid $30,000 per month in interest through June 1997 and accrued $60,000 of additional interest expense through August 1997. As a result of the bankruptcy filing and sale of the Company (see notes 1 and 12), no additional amounts have been accrued.


NOTE 9:  COMMITMENTS AND CONTINGENCIES

         a.       Leases:

         The Company leases its facilities on a month-to-month basis from a partnership which is partially owned by the Company's sole stockholder. Total rent expense amounted to $747,453 and $671,589 in 1997 and 1996, respectively.

         b.       Litigation:

         The Company is a defendant in a suit in the United States District Court which seeks to recover damages for environmental cleanup at the Operating Industries Superfund site in Monterey Park, California. The Company was a party to the Second and Third Consent Decrees executed in this action. Under the Second Consent Decree, the Company paid approximately $108,000. Under the Third Consent Decree, the Company was required to pay an additional $197,100 over an extended time period. Quarterly payments of approximately $4,100 were required until December, 1997.

                            CAPITOL METALS CO., INC.
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1997


NOTE 10: RELATED PARTY TRANSACTIONS

         The Company bought and sold steel from an affiliated entity. The Company leased its facilities from a partnership which is partially owned by its sole stockholder and utilized a trucking company which is owned by its sole stockholder. During the years ended December 31, 1997 and 1996, such transactions aggregated:

                                                        1997                        1996
                                                        ----                        ----
          Sales                                       $208,183                   $184,726
          Purchases                                   $672,847                   $526,332
          Freight expense                             $213,222                   $293,547
          Rent expense                                $747,453                   $671,589
          Interest expense                            $240,000                   $360,000

         As of December 31, 1997 and 1996, $392,502 and $54,055, respectively, were payable by the Company to these affiliated entities.

     The Company's credit facility, which expired on October 31, 1997, was guaranteed to the lender by the Company's sole stockholder (see note 5).


NOTE 11: EMPLOYEE BENEFIT PLAN

         The Company sponsors an employee benefit plan for eligible employees. Eligibility begins after completion of one year of eligible service. Under the plan, the Company's contributions are discretionary and it may elect to make a matching contribution at any time. There were no contributions for the plan years ended December 31, 1997 and 1996.


NOTE 12: SUBSEQUENT EVENTS

         On January 12, 1998, Consolidated through its wholly-owned subsidiary, Angeles, purchased substantially all of the assets of the Company out of bankruptcy.

         The transaction was accounted for using the purchase method of accounting. The total consideration was approximately $8,100,000, consisting of $336,000 in cash, $1,500,000 in promissory notes (bearing interest at 9%, due in installments through 1999), $300,000 (269,349 Common Shares) of Common Stock of Consolidated, the assumption of an outstanding note and interest of $626,000 (see note 7), the repayment of $4,764,000 of the Company's then existing senior debt and the assumption of approximately $574,000 of costs and expenses associated with the acquisition.

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
                          PRO FORMA COMBINED STATEMENTS
                                December 31, 1997
                                   (unaudited)

     On January 12, 1998, Consolidated Capital of North America, Inc. ("Consolidated") through its wholly-owned subsidiary, Angeles Acquisition Corp. ("Angeles"), purchased substantially all the assets of Capitol Metals Co., Inc. (the "Company").

     The Company filed for protection under Chapter 11 of the Bankruptcy Code on October 7, 1997. On November 26, 1997, the Bankruptcy Court entered an order establishing the procedures for the sale of substantially all of the Company's assets pursuant to the Asset Purchase Agreement dated December 1, 1997 between the Company and Consolidated.

     The transaction was accounted for using the purchase method of accounting and the total consideration was approximately $8,100,000, consisting of $336,000 in cash, $1,500,000 in promissory notes (bearing interest at 9% due in installments through 1999), $300,000 (269,349 Common Shares) of Consolidated Common Stock, the assumption of an outstanding note and interest of $626,000 (see note 7), the repayment of $4,764,000 of the Company's then existing senior debt and the assumption of approximately $574,000 of cost and expenses associated with the acquisition.

     The following unaudited pro forma balance sheet information gives effect of the acquisition and related transactions as if they had occurred on December 31, 1997. The unaudited pro forma statement of operations gives effect to such transactions as if they had occurred on January 1, 1997.

     The purchase price was allocated as follows:

             Accounts receivable                                    $1,576,967
             Inventories                                             2,156,512
             Other current assets                                      194,537
             Property and equipment                                  3,713,814
             Other assets                                              462,332
                                                                    ----------
                                                                    $8,104,162
                                                                    ==========


                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
                        PRO FORMA COMBINED BALANCE SHEET
                                December 31, 1997
                                   (unaudited)




                                    Consolidated         Capitol
                                  Capital of North      Metals Co.,           Pro Forma          Pro Forma
                                    America, Inc.         Inc.               Adjustments       Consolidated
                                  ----------------    -------------          ------------      ------------
Current Assets                                                                Increase
                                                                             (Decrease)
  Cash                              $     14,304      $     25,720    (2)    $    (25,720)     $     14,304
  Loan fees                                   --                 -    (3)         850,000           850,000
  Accounts receivable, net             1,587,035         1,489,625    (2)          87,342         3,164,002
  Inventories, net                     1,193,208         2,372,916    (2)        (216,404)        3,349,720
  Prepaid expenses                        32,879           126,462    (2)          78,075           237,416
                                    ------------      ------------           ------------      ------------

        Total current assets           2,827,426         4,014,723                773,293         7,615,442
                                    ------------      ------------           ------------      ------------

Property and Equipment                 2,269,219         2,210,036    (1)       1,503,778         5,983,033

  Less accumulated
    depreciation and
    amortization                        (216,004)       (1,204,946)   (1)       1,204,946          (216,004)
                                    ------------      ------------           ------------      ------------
                                       2,053,215         1,005,090              2,708,724         5,767,029
                                    ------------      ------------           ------------      ------------

Other Assets
  Excess purchase price over
    net assets acquired, net of
    amortization of $225,995           2,133,013                --                     --         2,133,013
  Other                                  692,629            51,681    (2)        (275,278)          879,683
                                                                      (2)         410,651
                                    ------------      ------------           ------------      ------------
                                       2,825,642            51,681                135,373         3,012,696
                                    ------------      ------------           ------------      ------------

         Total Assets               $  7,706,283      $  5,071,494           $  3,617,390      $ 16,395,167
                                    ============      ============           ============      ============

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
                  PRO FORMA COMBINED BALANCE SHEET (CONTINUED)
                                December 31, 1997
                                   (unaudited)


                                               Consolidated
                                                Capital of
                                                  North             Capitol              Pro Forma         Pro Forma
                                               America, Inc.    Metals Co., Inc.        Adjustments       Consolidated
                                               -------------    ----------------        -----------       ------------
Current Liabilities                                                                      Increase
                                                                                        (Decrease)
  Current portion of long-term debt            $    320,738      $     18,453    (2)    $    731,547      $  1,070,738
  Short-term borrowings                                  --         4,649,789    (2)      (2,450,358)        2,199,431
  Notes payable to affiliates                       225,000           336,502    (2)        (336,502)          225,000
  Accounts payable                                3,872,397         5,713,157    (2)      (5,502,157)        4,083,397
  Accrued liabilities                               290,618           294,292    (2)        (294,292)          290,618
  Other                                              61,545                --    (2)          28,453            89,998
  Due to stockholder                                     --            60,000    (2)         (60,000)               --
  Notes payable                                          --                --    (2)         300,000           300,000
  Loan payable                                           --           600,000                     --           600,000
  Note payable to related party                          --                --    (3)       1,750,000         1,750,000
                                               ------------      ------------           ------------      ------------
        Total current liabilities                 4,770,298        11,672,193             (5,833,309)       10,609,182
                                               ------------      ------------           ------------      ------------

Long-term Debt                                    2,928,133         2,724,952    (2)        (774,952)        4,878,133
                                               ------------      ------------           ------------      ------------

Stockholders' Equity
  Preferred stock                                 1,193,000                --                     --         1,193,000
  Common stock                                        1,599           500,000    (2)        (500,000)            1,776
                                                                                 (3)             150
                                                                                 (4)              27
  Additional paid-in capital                      2,070,313           692,966    (2)       1,107,034         2,970,136
                                                                                 (3)         599,850
                                                                                 (3)      (1,500,000)
                                                                                 (4)        (300,000)
                                                                                 (4)         299,973
  Liabilities assumed in excess
      of assets acquired in
      related party acquisition                          --        (3,079,930)   (2)       3,079,930                --
  Accumulated deficit                            (3,257,060)       (7,438,687)   (2)       7,438,687        (3,257,060)
                                               ------------      ------------           ------------      ------------
        Total stockholders'
           equity                                     7,852        (9,325,651)            10,225,651           907,852
                                               ------------      ------------           ------------      ------------

        Total Liabilities and
          Stockholders' Equity                 $  7,706,283      $  5,071,494           $  3,617,390      $ 16,395,167
                                               ============      ============           ============      ============

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1997
                                   (unaudited)


                                                         Consolidated
                                                          Capital of         Capitol                                 Pro Forma
                                                             North         Metals Co.,             Pro Forma        Consolidated
                                                         America, Inc.         Inc.               Adjustments        Statements
                                                         ------------      ------------           ------------      ------------
                                                                                                   Increase
                                                                                                   (Decrease)
Net Sales                                                $ 16,989,478      $ 20,485,843           $         --      $ 37,475,321

Cost of Sales                                              14,021,110        18,800,676    (5)         158,276        32,980,062
                                                         ------------      ------------           ------------      ------------

          Gross Profit                                      2,968,368         1,685,167               (158,276)        4,495,259
                                                         ------------      ------------           ------------      ------------

Operating Expenses
  Selling and shipping                                      2,324,103                --                     --         2,324,103
  General and administrative                                2,270,866         3,763,951                     --         6,034,817

  Depreciation and
     amortization                                             434,637           149,286    (6)         850,000         1,464,068
                                                                                           (5)          30,145
                                                         ------------      ------------           ------------      ------------

         Total operating expenses                           5,029,606         3,913,237                880,145         9,822,988
                                                         ------------      ------------           ------------      ------------

        (Loss) from Operations                             (2,061,238)       (2,228,070)            (1,038,421)       (5,327,729)

Other Income (Expense)
  Interest expense                                           (582,713)       (1,136,555)   (7)         210,000        (1,273,052)
                                                                                           (8)        (656,216)
  Other income                                                165,374                --                     --           165,374
                                                         ------------      ------------           ------------      ------------


         Net Loss                                        $ (2,478,577)     $ (3,364,625)          $   (592,205)     $ (6,435,407)
                                                         ============      ============           ============      ============

         Basic Loss Per Share                            $       (.17)     $    (336.46)          $       (.33)     $       (.38)
                                                         ============      ============           ============      ============

         Weighted Average
            Shares of Common
            Stock                                          14,980,423            10,000              1,769,349        16,749,772
                                                         ============      ============           ============      ============

                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
                     NOTES TO PRO FORMA COMBINED STATEMENTS
                                December 31, 1997
                                   (unaudited)

Below are explanations for the numerical notes in the Pro Forma Statements:

Balance Sheet - Pro Forma Adjustments

1. Represents the increase in property and equipment, based on an appraisal by an unrelated third party.

2. To record the purchase price of $8,100,000, which was allocated to the assets and liabilities assumed in the acquisition, and the elimination of the Company's shareholder's equity.

3. To record $1,500,000 of note proceeds received by Consolidated from a related party, as evidenced by a convertible promissory note in the amount of $1,750,000, with a 12% per annum interest rate. This note is due in one year or sooner in the event of a $25,000,000 equity issuance by Consolidated. As additional consideration for the loan, Consolidated issued 1,500,000 shares of restricted Common Stock to the related party. For the purposes of this pro forma entry, it was assumed that the loan will be repaid in one year and the restricted Common Stock was valued at $.40 per share, as determined by Consolidated's Board of Directors.

4. To record the $300,000 in value of Consolidated Common Stock issued in connection with the Asset Purchase Agreement.

Income Statement - Pro Forma Adjustments

5. To adjust for additional depreciation resulting from the revaluation of assets as determined by appraisal. Assets are depreciated over their useful lives using the straight-line method.

6. Amortization of loan fees attributable to the new subordinated debt over a period of one year.

7.   To record interest at 12% on the new subordinated debt for the year.

8. To record interest expense on new debt incurred to finance this purchase, less reduction for the interest on the old debt.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                    CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.



                                       By:  /s/ Carl Casareto
                                            -----------------
                                            Carl Casareto
                                            Chief Financial Officer


Date: March 27, 1998












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